                                  SCHEDULE 14A
                                 (RULE 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES

                              EXCHANGE ACT OF 1934

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[X]  Preliminary Proxy Statement             [ ] Confidential, for Use of the
                                                 Commission Only (as permitted
                                                 by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement

[ ]  Definitive Additional Materials

[ ]  Soliciting Material under Section 240.14a-12



                          SPECTRA-PHYSICS LASERS, INC.
                (Name of registrant as specified in its charter)

    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee:  (Check the appropriate box):

[X]  No fee required

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

        1)      Title of each class of securities to which transaction applies:

        2)      Aggregate number of securities to which transaction applies:

        3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        4)      Proposed maximum aggregate value of transaction:

        5)      Total fee paid:

[ ]  Fee paid previously with written preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

        1)      Amount previously paid:

        2)      Form, Schedule or Registration Statement No.:

        3)      Filing Party:

        4)      Date Filed:

                                      LOGO
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 16, 2001
                            ------------------------

TO THE STOCKHOLDERS OF SPECTRA-PHYSICS LASERS, INC.:

     NOTICE IS HEREBY GIVEN that the 2001 Annual Meeting of the Stockholders of SPECTRA-PHYSICS LASERS, INC. will be held at the principal executive offices of Spectra-Physics Lasers, Inc., 1335 Terra Bella Avenue, Mountain View, California 94043 on Wednesday, May 16, 2001, at 11:00 a.m., local time, for the purpose of:

     (1) electing six directors;

     (2) approving an amendment to the Company's Restated Certificate of Incorporation to change its name to "Spectra-Physics, Inc.;" and

     (3) transacting such other business as may properly come before the meeting.

     The Board of Directors has fixed the close of business on March 19, 2001 as the record date for determining the stockholders of the Company entitled to notice of and to vote at the Annual Meeting and any adjournments thereof. Only holders of stock of the Company of record on that date are entitled to notice of and to vote at the Annual Meeting and at any adjournments. A list of stockholders will be available at the time and place of the meeting, and during the 10 days prior to the meeting, at the office of the Vice President, Finance, Seth S. Halio, at Spectra-Physics Lasers, Inc., 1335 Terra Bella Avenue, Mountain View, California 94043.

     It is important that your shares be represented at the meeting regardless of the number of shares that you own. Please complete and sign the enclosed proxy card, which is being solicited by the Board of Directors of the Company, and return it in the enclosed postage pre-paid envelope as soon as you can, whether or not you expect to attend the Annual Meeting in person.

     A proxy statement for your additional information is attached to this notice.

     You are cordially invited to attend the Annual Meeting.

                                          Respectfully,

                                          /s/ Patrick L. Edsell

                                          Patrick L. Edsell
                                          Chairman, President and
                                          Chief Executive Officer

April 12, 2001

                          SPECTRA-PHYSICS LASERS, INC.
                            1335 TERRA BELLA AVENUE
                        MOUNTAIN VIEW, CALIFORNIA 94043
                            ------------------------

                                PROXY STATEMENT
                            ------------------------

GENERAL INFORMATION

     This proxy statement is furnished by the Board of Directors of Spectra-Physics Lasers, Inc. (the "Company") in connection with its solicitation of proxies for use at the Annual Meeting of Stockholders to be held May 16, 2001 and at any adjournments thereof. The Company's annual report to stockholders on Form 10-K, including financial statements, accompanies this notice and proxy statement, but is not incorporated as part of the proxy statement and is not to be regarded as part of the proxy solicitation material. The proxy and this proxy statement are being mailed to stockholders on or about April 12, 2001.

     Proxies are solicited by the Board of Directors of the Company in order to provide every stockholder an opportunity to vote on all matters scheduled to come before the meeting, whether or not he or she attends the meeting in person. When the enclosed proxy card is returned properly signed, the shares represented thereby will be voted by the proxy holders named on the proxy card in accordance with the stockholder's directions. You are urged to specify your choices by marking the appropriate boxes on the enclosed proxy card. If the proxy is signed and returned without specifying choices, the shares will be voted as recommended by the Board of Directors.

     Solicitation of proxies is made on behalf of the Board of Directors of the Company, and the cost of preparing, assembling, and mailing the notice of Annual Meeting, proxy statement, and form of proxy will be borne by the Company. In addition to the use of the mails, proxies may be solicited by directors, officers and regular employees of the Company, without additional compensation, in person or by telephone or other electronic means. The Company will reimburse brokerage houses and other nominees for their expenses in forwarding proxy material to beneficial owners of the Company's stock.

REVOCABILITY OF PROXY

     Execution of the enclosed proxy will not affect your right to attend the Annual Meeting and vote in person. If you do attend, you may, if you wish, vote by ballot at the meeting, thereby effectively canceling any proxies previously given. In addition, a stockholder giving a proxy may revoke it at any time before it is voted at the meeting by filing with the Vice President, Finance of the Company any instrument revoking it, or by filing with the Company a duly executed proxy bearing a later date.

VOTING AT THE ANNUAL MEETING

     Only the holders of shares of Common Stock, par value $.01 per share (the "Common Stock") of the Company of record at the close of business on March 19, 2001 are entitled to receive notice of, and to vote at, the Annual Meeting. Each holder of Common Stock entitled to vote will have the right to one vote for each share held on all matters to come before the meeting. On that date, there were 16,699,522 shares of Common Stock issued and outstanding. The holders of a majority of the shares of Common Stock entitled to vote must be present in person or by proxy at the Annual Meeting to constitute a quorum for the purpose of transacting business at the meeting. The affirmative vote of the holders of a majority of the outstanding shares of Common Stock entitled to vote on the proposal is required to approve the amendment of the Restated Certificate of Incorporation to change the name of the Company. Abstentions and broker non-votes are counted in tabulations of the votes cast by stockholders on this proposal and will have the effect of a negative vote. Directors are elected by a plurality of the votes present or represented by proxy at the meeting and entitled to vote on the election of directors. Because directors are elected by a plurality of votes, abstentions and broker non-votes will not have an impact on their election. The affirmative vote of the holders of a majority of the shares of Common Stock present in person or by proxy at the meeting and entitled to vote on a proposal would be required to approve any other proposal. Abstentions would be counted in tabulations of the votes cast by stockholders on such a proposal and would have the effect of a negative vote. Broker non-votes would not be counted for purposes of determining whether such a proposal had been approved.

                             SECURITY OWNERSHIP OF
                    CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth, as of February 1, 2001, certain information regarding the beneficial ownership of (i) Common Stock of the Company, and (ii) common stock of Thermo Electron Corporation ("Thermo Electron"), including shares of common stock as to which a right to acquire ownership within 60 days exists, of each director and each executive officer named in the Summary Compensation Table, of all the directors and executive officers of the Company as a group, and of each person known to the Company to have been the beneficial owner of more than 5% of the outstanding Common Stock.

     While certain directors of the Company are also directors and executive officers of Thermo Electron and its subsidiaries other than the Company, all such persons disclaim beneficial ownership of the shares of Common Stock beneficially owned by Thermo Electron.

                                                TITLE OF          SPECTRA-PHYSICS             THERMO ELECTRON
      NAME OF BENEFICIAL OWNER(1)           BENEFICIAL OWNER       LASERS, INC.     PERCENT   CORPORATION(2)
      ---------------------------        ----------------------   ---------------   -------   ---------------
Patrick L. Edsell(3)...................  Chairman, President           274,543        1.6%          10,625
                                         and Chief Executive
                                         Officer
Leif A. Alexandersson(4)...............  Senior Vice President,         95,318          *            4,250
                                         Distribution Unit
George M. Balogh(5)....................  Senior Vice President,         96,618          *            4,250
                                         Passive
                                         Telecommunications
                                         Group
Charles E. Chandler(6).................  Senior Vice President,         90,523          *            4,250
                                         Active
                                         Telecommunications
                                         Group
Shinan S. Sheng(7).....................  Senior Vice President,         92,714          *            4,250
                                         Laser Group
Marijn E. Dekkers(8)...................  Director                            0        0.0%         961,500
Denis A. Helm(10)......................  Director                        5,625          *          434,314
Lawrence C. Karlson(9).................  Director                       40,154          *            4,250
Earl R. Lewis(10)......................  Director                        5,625          *           97,852
Polyvios C. Vintiadis(11)..............  Director                        6,562          *              850
All directors, nominees for director
  and executive officers as a group (12
  persons).............................                                801,998        4.8%       1,532,766
Thermo Electron Corporation(12)........                             13,000,000       77.9%
  81 Wyman Street
  P.O. Box 9046
  Waltham, MA 02454
Richard K. Taylor......................                              1,100,000        6.6%
  1205 Muirlands Drive
  La Jolla, CA 92037

---------------
  *  Less than 1%.

 (1) Aggregate number of shares beneficially owned of the Company based on information furnished to the Company by the respective stockholders. Except as reflected in the footnotes to this table, shares of the common stock beneficially owned consist of shares owned by the indicated person or by that person for the benefit of minor children, and all share ownership includes sole voting and investment power. Unless otherwise indicated, the address of each beneficial owner is Spectra-Physics Lasers, Inc., 1335 Terra Bella Avenue, Mountain View, CA 94043.

 (2) Shares of the common stock of Thermo Electron beneficially owned by Mr. Edsell, Mr. Alexandersson, Mr. Balogh, Mr. Chandler, Dr. Sheng, Mr. Dekkers, Mr. Helm, Mr. Lewis, Mr. Vintiadis and all directors and current executive officers as a group include: 10,625; 4,250; 4,250; 4,250; 4,250; 900,000; 318,850; 90,966; 850; and 1,344,666 shares, respectively, that such person or group had the right to acquire within 60 days of February 1, 2001, through the exercise of stock options. No director or named executive officer of the Company beneficially owned more than 1% of the outstanding common stock of Thermo Electron as of February 1, 2001; all directors and executive officers of the Company as a group beneficially owned less than 1% of the outstanding common stock of Thermo Electron as of such date.

 (3) Pursuant to the 1997 Spectra-Physics Lasers, Inc. Stock Option Plan (the "1997 Stock Option Plan") adopted by the Company in 1997, Mr. Edsell received options to acquire 473,100 shares of Common Stock. These options vested 25% on December 11, 1998, and continue to vest 6.25% at the end of each three-month period thereafter. On January 24, 2000, Mr. Edsell exercised options to acquire 115,000 shares of Common Stock and immediately sold those shares in the open market. On May 1, 2000, Mr. Edsell exercised options to acquire 10,000 shares of Common Stock and immediately sold those shares in the open market. Options to acquire 259,393 shares are currently exercisable (or are exercisable within 60 days after February 1, 2001) and are included in the information set forth in the table above. All of Mr. Edsell's options have limitations on exercise. The remaining options to purchase 88,707 shares of Common Stock are not currently exercisable and are not included in the information set forth in the table above. Pursuant to the 2000 Spectra-Physics Lasers, Inc. Stock Incentive Plan (the "2000 Stock Incentive Plan"), adopted by the Company in 2000, Mr. Edsell received options in 2000 to acquire 20,000 shares of Common Stock. These options will vest 25% on May 23, 2001 and 2.08% at the end of each month thereafter. These options are not currently exercisable and are not included in the information set forth in the table above.

 (4) Pursuant to the 1997 Stock Option Plan, Mr. Alexandersson received options to acquire 141,930 shares of Common Stock. These options vested 25% on December 11, 1998, and continue to vest 6.25% at the end of each three-month period thereafter. On January 24, 2000, Mr. Alexandersson exercised options to purchase 25,000 shares of Common Stock and immediately sold those shares in the open market. Options to acquire 90,318 shares are currently exercisable (or are exercisable within 60 days after February 1, 2001) and are included in the information set forth in the table above. The remaining options to purchase 26,612 shares of Common Stock are not currently exercisable and are not included in the information set forth in the table above. Pursuant to the 2000 Stock Incentive Plan, Mr. Alexandersson received options in 2000 to acquire 8,000 shares of Common Stock. These options will vest 25% on May 16, 2001 and 2.08% at the end of each month thereafter. These options are not currently exercisable and are not included in the information set forth in the table above.

 (5) Pursuant to the 1997 Stock Option Plan, Mr. Balogh received options to acquire 141,930 shares of Common Stock. These options vested 25% on December 11, 1998, and continue to vest 6.25% at the end of each three-month period thereafter. On January 24, 2000, Mr. Balogh exercised options to purchase 20,000 shares of Common Stock and immediately sold those shares in the open market. Options to acquire 95,318 shares are currently exercisable (or are exercisable within 60 days after February 1, 2001) and are included in the information set forth in the table above. The remaining options to purchase 26,612 shares of Common Stock are not currently exercisable and are not included in the information set forth in the table above. Pursuant to the 2000 Stock Incentive Plan, Mr. Balogh received options in 2000 to acquire 8,000 shares of Common Stock. These options will vest 25% on May 16, 2001 and 2.08% at the end of each month thereafter. These options are not currently exercisable and are not included in the information set forth in the table above.

 (6) Pursuant to the 1997 Stock Option Plan, Mr. Chandler received options to acquire 141,930 shares of Common Stock. These options vested 25% on December 11, 1998, and continue to vest 6.25% at the end of each three-month period thereafter. On January 24, 2000, Mr. Chandler exercised options to purchase 25,000 shares of Common Stock and immediately sold those shares in the open market.

     Options to acquire 90,318 shares are currently exercisable (or are exercisable within 60 days after February 1, 2001) and are included in the information set forth in the table above. The remaining options to purchase 26,612 shares of Common Stock are not currently exercisable and are not included in the information set forth in the table above. Pursuant to the 2000 Stock Incentive Plan, Mr. Chandler received options in 2000 to acquire 8,000 shares of Common Stock. These options will vest 25% on May 16, 2001 and 2.08% at the end of each month thereafter. These options are not currently exercisable and are not included in the information set forth in the table above.

 (7) Pursuant to the 1997 Stock Option Plan, Dr. Sheng received options to acquire 141,930 shares of Common Stock. These options vested 25% on December 11, 1998, and continue to vest 6.25% at the end of each three-month period thereafter. On January 24, 2000, Dr. Sheng exercised options to purchase 25,000 shares of Common Stock and immediately sold those shares in the open market. Options to acquire 90,318 shares are currently exercisable (or are exercisable within 60 days after February 1, 2001) and are included in the information set forth in the table above. The remaining options to purchase 26,612 shares of Common Stock are not currently exercisable and are not included in the information set forth in the table above. Pursuant to the 2000 Stock Incentive Plan, Dr. Sheng received options in 2000 to acquire 8,000 shares of Common Stock. These options will vest 25% on May 16, 2001 and 2.08% at the end of each month thereafter. These options are not currently exercisable and are not included in the information set forth in the table above.

 (8) Pursuant to the 2000 Stock Incentive Plan, Mr. Dekkers received options in 2000 to acquire 15,000 shares of Common Stock. These shares will vest 25% on August 24, 2001 and 2.08% at the end of each month thereafter. These options will cease to vest upon retirement from the Board of Directors. These options are not currently exercisable and are not included in the information set forth in the table above.

 (9) Pursuant to the 1997 Stock Option Plan, Mr. Karlson received options to acquire 20,000 shares of Common Stock. Of these options, options for 15,000 shares vested 25% on December 11, 1998, and continue to vest 6.25% at the end of each three-month period thereafter, and options for 5,000 shares vested 25% on May 4, 2000, and continue to vest 6.25% at the end of each three-month period thereafter. These options will cease to vest upon retirement from the Board of Directors. These options have limitations on exercise. Options to acquire 14,374 shares are currently exercisable (or are exercisable within 60 days after February 1, 2001) and are included in the information set forth in the table above. The remaining options to purchase 5,626 shares of Common Stock are not currently exercisable and are not included in the information set forth in the table above. Also pursuant to the 1997 Stock Option Plan, Mr. Karlson received options in 2000, with limitations on exercise, to acquire 5,000 shares of Common Stock. These options will vest 25% on May 16, 2001 and 6.25% at the end of each three-month period thereafter. These options are not currently exercisable and are not included in the information set forth in the table above.

(10) Pursuant to the 1997 Stock Option Plan, Messrs. Helm and Lewis each received options to acquire 15,000 shares of Common Stock. These options will cease to vest upon retirement from the Board of Directors. These options have limitations on exercise. In the case of each, options to purchase 5,625 shares of Common Stock are currently exercisable and are included in the information set forth in the table above. The remaining options to purchase 9,375 shares of Common Stock are not currently exercisable and are not included in the information set forth in the table above. Also pursuant to the 1997 Stock Option Plan, Messrs. Helm and Lewis each received options in 2000, with limitations on exercise, to acquire 5,000 shares of Common Stock. These options will vest 25% on May 16, 2001 and 6.25% at the end of each three-month period thereafter. These options are not currently exercisable and are not included in the information set forth in the table above.

(11) Pursuant to the 1997 Stock Option Plan, Mr. Vintiadis received options to acquire 15,000 shares of Common Stock. These options will cease to vest upon retirement from the Board of Directors. These options have limitations on exercise. Options to purchase 6,562 shares of Common Stock are currently exercisable and are included in the information set forth in the table above. The remaining options to purchase 8,438 shares of Common Stock are not currently exercisable and are not included in the information set forth in the table above. Also pursuant to the 1997 Stock Option Plan, Mr. Vintiadis received options in 2000, with limitations on exercise, to acquire 5,000 shares of Common Stock. These options will vest 25% on May 16, 2001 and 6.25% at the end of each three-month period thereafter. These options are not currently exercisable and are not included in the information set forth in the table above.

(12) As of February 1, 2001, Thermo Electron beneficially owned 77.9% of the outstanding Common Stock and had the power to elect all of the members of the Company's Board of Directors.

                                   PROPOSAL 1

                             ELECTION OF DIRECTORS

     The Company's Board of Directors consists of six directors each serving annual terms. It is proposed that six (6) directors be elected to hold office until the next annual meeting of stockholders and until their successors have been elected and qualified. Unless otherwise specified by the stockholders, it is intended that the shares represented by proxies will be voted for six nominees for director listed below. All of the nominees for election to the Board of Directors are presently serving as directors of the Company. Each nominee for director has consented to his nomination and, so far as the Board of Directors and management are aware, will serve as director if elected. However, if any of the nominees should become unavailable prior to the election, the shares represented by proxies may be voted for the election of such other persons as the Board of Directors may recommend, unless the Board of Directors chooses to reduce the number of directors to be elected. There is no family relationship between any of the directors or nominees. There is no arrangement or understanding between any director or nominee for director and any other person(s) pursuant to which he was or is to be selected as a director or nominee.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE ELECTION OF THE NOMINEES SET FORTH IN THIS PROPOSAL. PROXIES WILL BE SO VOTED UNLESS STOCKHOLDERS SPECIFY OTHERWISE ON THEIR PROXY CARDS. THE SIX NOMINEES RECEIVING THE HIGHEST NUMBER OF AFFIRMATIVE VOTES OF THE SHARES OF COMMON STOCK PRESENT OR REPRESENTED AND ENTITLED TO BE VOTED SHALL BE ELECTED AS DIRECTORS.

PATRICK L. EDSELL     Age 52                                 Director since 1997

     Patrick L. Edsell has been Chairman, Chief Executive Officer and President of Spectra-Physics Lasers, Inc. since the reorganization (the "Reorganization") of the Spectra-Physics Lasers and Optics Group (the "Lasers and Optics Group") in October 1997. Prior to that, he served as the President of the Lasers and Optics Group since September 1990. From October 1986 until September 1990, Mr. Edsell was Vice President, Finance and Chief Financial Officer of Spectra-Physics AB and its predecessor Pharos AB.

MARIJN E. DEKKERS     Age 43                                 Director since 2000

     Marijn E. Dekkers has been a director of the Company since August 2000. He has been President and Chief Operating Officer of Thermo Electron since July 2000. From 1999 to July 2000, Mr. Dekkers was President of the electronic materials division of Honeywell International (formerly Allied Signal Co.), a manufacturer of automated controls for the aerospace, automotive, pharmaceutical, fibers and plastics industries, and also served as Vice President, General Manager of Honeywell International's specialty films division from 1995 until 1999. Mr. Dekkers is also a director of Thermo Electron.

DENIS A. HELM         Age 62                                 Director since 1999

     Denis A. Helm has been a director of the Company since 1999. He has been the President of the Measurement and Control segment of Thermo Electron since June 2000. He was an Executive Vice President of Thermo Instrument Systems, Inc. ("TIS"), then a majority-owned public subsidiary of Thermo Electron and manufacturer of measurement and detection instruments, from January 1999 until June 2000, when it was merged into Thermo Electron. Prior to that, Mr. Helm served as Senior Vice President of TIS from 1994 to

1998. Mr. Helm also served as President of Thermo Environmental Instruments, Inc., a subsidiary of TIS and a manufacturer and distributor of instruments and systems for detecting and monitoring environmental pollutants, from 1981 to 1998. He served as Chief Executive Officer of Metrika Systems Corporation, a wholly-owned subsidiary of Thermo Electron and a manufacturer of on-line high-speed process-optimization systems for raw materials analysis and finished materials quality control, from November 1996 until February 1998.

LAWRENCE C. KARLSON   Age 58                                 Director since 1997

     Lawrence C. Karlson has been a director of the Company since October 1997. Since 1990, he has been a private investor in and an advisor to a number of businesses. He is a member of the board of directors of AmeriSource Health Corporation, a pharmaceutical wholesaler, of which he is the vice chairman and lead director, CDI Corporation, a staffing and outsourcing company, Interlogix, Inc., a designer and manufacturer of security, fire protection, access control and video surveillance equipment and systems, Mikron Instrument Company, Inc., a company specializing in infrared technologies and instrumentation and Vlasic Foods International, Inc., a producer, marketer and distributor of frozen food and pickles, each of which is a public corporation. He is also a member of the board of directors of several private companies.

EARL R. LEWIS         Age 57                                 Director since 1999

     Earl R. Lewis has been a director of the Company since 1999. He has been Chairman, President and Chief Executive Officer of FLIR Systems, Inc., a manufacturer of thermal imaging and broadcast systems for a wide variety of applications in the commercial and government markets, since November 2000. Mr. Lewis was Chief Operating Officer, Measurement and Detection, of Thermo Electron from September 1998 to July 2000. Prior to his appointment as Chief Operating Officer, Mr. Lewis served as Senior Vice President of Thermo Electron from June 1998 through September 1998 and Vice President of Thermo Electron from September 1996 to June 1998. He was the President and Chief Executive Officer of TIS from March 1997 and January 1998, respectively, until July 2000, and was Chief Operating Officer of TIS from January 1996 to January 1998. Prior to that time, he was Executive Vice President of TIS from January 1994 to January 1996. Mr. Lewis served as Chief Executive Officer of Thermo Optek Corporation, a wholly-owned subsidiary of Thermo Electron and a manufacturer of analytical instruments that measure energy and light for purposes of materials analysis, characterization and preparation, from its inception in August 1995 to January 1998. Mr. Lewis is a director of FLIR Systems, Inc., Harvard Biosciences, Inc., a developer, manufacturer and marketer of tools used in drug discovery research, IGI, Inc., a manufacturer of cosmetics and skin care products and pet care products, and SpectRx Inc., a medical biophonis company that develops and manufactures alternatives to traditional medical diagnostic and monitoring procedures.

POLYVIOS C. VINTIADIS       Age 65                           Director since 1999

     Polyvios C. Vintiadis has been a director of the Company since 1999. He has served as the Chairman and Chief Executive Officer of Towermarc Corporation, a full service real estate development company, since 1984. Prior to joining Towermarc Corporation, Mr. Vintiadis was a principal of Morgens, Waterfall & Vintiadis, a financial services firm based in New York, with whom he remains associated.

BOARD OF DIRECTORS

     The Board of Directors of the Company held eight meetings during 2000. Each of the incumbent directors attended 75% or more of the aggregate number of meetings of the Board of Directors and meetings held by all committees of the Board of Directors on which he served.

COMMITTEES OF THE BOARD OF DIRECTORS

     The standing committees of the Board of Directors are the Compensation and Audit Committees.

     The Compensation Committee reviews and recommends actions to the Board of Directors on such matters as salary and other compensation of officers and the administration of certain benefit plans. The

Compensation Committee also has the authority to administer, grant and award the stock and stock options under the Company's incentive equity plans. The Compensation Committee was formed in January 1998. It held six meetings during the fiscal year 2000. During the fiscal year 2000, Mr. Dekkers served as the Chairman of the Compensation Committee and Messrs. Vintiadis and Karlson served as members of the Compensation Committee.

     The Audit Committee meets with management and the Company's independent auditors to consider the adequacy of the Company's internal controls and other financial reporting matters. The Audit Committee recommends to the Board of Directors the engagement of the Company's independent auditors, discusses with the independent auditors their audit procedures, including the proposed scope of their audit, the audit results and the accompanying management letters and, in connection with determining their independence, reviews the services performed by the independent auditors. The Audit Committee was formed in January 1998. The Audit Committee operates pursuant to an Audit Committee Charter that was adopted by the Board of Directors on May 16, 2000, a copy of which is attached to this proxy statement as Appendix A. The Board of Directors, in its business judgment, has determined that two of the three members of the Audit Committee, Messrs. Karlson and Vintiadis, are "independent," as required by Rule 4200(a)(15) of the National Association of Securities Dealers' listing standards, as currently in effect. Mr. Helm does not meet this independent director standard since he is employed by Thermo Electron, which is an affiliate of the Company. The Company intends to have three independent members on its Audit Committee by June 14, 2001, as required by Nasdaq.

     The Audit Committee held six meetings during fiscal year 2000. During fiscal year 2000, Mr. Helm served as Chairman of the Audit Committee and Messrs. Karlson and Vintiadis were members of the Audit Committee.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     Executive Compensation Program. The role of the compensation committee of the Board of Directors (the "Compensation Committee") is to recommend, establish, oversee and direct the Company's executive compensation policies and programs and to recommend to the Board of Directors compensation for executive officers. In carrying out this role, we believe it is important to align executive compensation with Company values and objectives, business strategies, management initiatives, business financial performance and enhanced stockholder value.

     The following is a summary of policies that the Compensation Committee analyzed in determining the compensation for the officers of the Company. The Compensation Committee intends to follow the same general policies in determining the compensation for the officers of the Company in 2001, but may, in its discretion, alter such policies to take into consideration the applicable circumstances at the time.

     Compensation Philosophy. The Compensation Committee intends to apply a consistent philosophy to compensation for all employees, including executive officers, which is based on the premise that the achievements of the Company result from the coordinated efforts of all individuals working toward common objectives. The Company strives to achieve those objectives through teamwork focused on meeting the expectations of customers and stockholders.

     Under the supervision of the Board of Directors, the Company has developed a compensation policy that is designed to:

          1. Attract and retain qualified senior executives;

          2. Reward executives for actions that result in the long-term enhancement of stockholder value; and

          3. Reward results with respect to the financial and operational goals of the Company.

     The guiding principle of the Compensation Committee is to establish a compensation program that aligns executive compensation with the Company's objectives and business strategies as well as with operational and financial performance. Accordingly, each executive officer's compensation package is comprised of three elements: (a) base salary, which reflects an individual's responsibilities, performance and expertise and is designed to be competitive with salary levels in effect at high technology companies of the same size; (b) annual cash bonuses tied to the Company's achievement of specified goals and (c) non-qualified stock options, which strengthen the alignment of interests between the executive officers and the Company's stockholders.

     Factors. The principal factors that were considered in establishing the components of each executive officer's compensation package for 2000 are summarized below. In its discretion, the Compensation Committee may apply different factors in future years.

     Base Salary. The Company establishes salaries for the Chief Executive Officer and other officers on the basis of personal performance and by considering salaries of officers of comparably sized high-technology companies according to data obtained from executive compensation consultants and from other independent outside sources. The Compensation Committee has reviewed the base salaries of the executive officers for 2000 and is of the opinion that such salaries are not unreasonable in view of those paid by comparable high-technology companies.

     Annual Cash Bonuses. The Chief Executive Officer can earn up to 100% of his base salary and each of the other executive officers can earn up to 72% of his base salary based on the achievement by the Company of certain financial and operational performance goals established for each fiscal year.

     Non-Qualified Stock Options. The Company grants stock options to provide long-term incentives for the executive officers. The option grants under the Company's stock option plans are designed to align the interests of the executive officers with those of the stockholders and to provide each individual with a significant incentive to manage the Company from the perspective of an owner and to remain employed by the Company. The number of shares subject to each option grant is based on the officer's level of responsibility and relative position within the Company as well as a review of grants to similar executives in similar positions in comparable companies. The Compensation Committee reviewed the stock options awarded to the executive officers in 1997. The Compensation Committee evaluated whether the option awards are still reasonable in view of each officer's level of responsibility and relative position with the Company. The Compensation Committee also considered whether the awards are in line with those generally granted to executive officers in similar positions in comparable high-technology companies. Based on its consideration of these factors, the Compensation Committee authorized the Company to grant options to the Chief Executive Officer and the four other most highly compensated officers of the Company in 2000.

     Deductibility of Compensation. Section 162(m) of the Internal Revenue Code imposes a $1 million limit on the deductibility of compensation paid to certain executive officers of public companies, unless the compensation meets certain requirements for "performance-based" compensation. The Compensation Committee believes that all of the compensation awarded to the Company's executive officers will be fully deductible in accordance with these rules.

                                          COMPENSATION COMMITTEE

                                          Marijn E. Dekkers, Chairman
                                          Polyvios C. Vintiadis
                                          Lawrence C. Karlson

AUDIT COMMITTEE REPORT

     The role of the Audit Committee is to assist the Board of Directors in its oversight of the Company's financial reporting process.

     As set forth in the Audit Committee Charter, management of the Company is responsible for the preparation, presentation and integrity of the Company's financial statements, the Company's accounting and financial reporting principles and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent auditors are responsible for auditing the Company's financial statements and expressing an opinion as to their conformity with generally accepted accounting principles.

     In the performance of its oversight function, the Audit Committee has reviewed and discussed the audited financial statements of the Company for the fiscal year ended December 31, 2000, with management and the Company's independent auditors, Arthur Andersen LLP. The Audit Committee has also discussed with Arthur Andersen LLP the matters required to be discussed by Statement of Auditing Standards No. 61, Communication with Audit Committees, as currently in effect. The Audit Committee has received from Arthur Andersen LLP the letter and written disclosures required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as currently in effect, and has discussed with Arthur Andersen the auditors' independence. The Audit Committee has considered whether the provision of professional services for financial information systems design and implementation and other non-audit services by Arthur Andersen LLP is compatible with maintaining the auditors' independence.

     The members of the Audit Committee are not professionally engaged in the practice of auditing or accounting and are not experts in the fields of auditing or accounting, including in respect of auditor independence. Members of the Audit Committee rely without independent verification on the information provided to them and on the representations made by management and the independent auditors. Accordingly, the Audit Committee's oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal control and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee's considerations and discussions referred to above do not assure that the audit of the Company's financial statements has been carried out in accordance with generally accepted auditing standards, that the financial statements are presented in accordance with generally accepted accounting principles or that the Company's auditors are in fact "independent."

     Based upon the review and discussions described in this report, and subject to the limitations on the role and responsibilities of the Audit Committee referred to above and in the Audit Committee Charter, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2000 to be filed with the Securities and Exchange Commission.

                                          AUDIT COMMITTEE

                                          Denis A. Helm, Chairman
                                          Polyvios C. Vintiadis
                                          Lawrence C. Karlson

COMPENSATION OF DIRECTORS

     Directors not affiliated with the Company or Thermo Electron Corporation receive an annual fee of $10,000 for serving on the Board of Directors, a fee of $1,000 for attending each Board of Directors meeting and a fee of $500 for attending each committee meeting not held on the same day as a Board meeting. Directors are reimbursed by the Company for expenses incurred in connection with attendance at meetings of the Board of Directors or committees thereof. No officer of the Company receives any additional compensation for serving as a member of the Board of Directors or any of its committees.

     Under the 1997 Stock Option Plan, each director not affiliated with the Company received, on the date on which the Company's initial public offering was consummated, an initial option grant to purchase 15,000 shares of Common Stock and any director not affiliated with the Company first becoming a director after the Company's initial public offering received or will receive an initial option grant to purchase 15,000 shares of Common Stock upon his or her election to the Board of Directors. Additionally, each director not affiliated with the Company receives an annual option grant to purchase 5,000 shares of Common Stock. Options granted to such non-affiliated directors have an exercise price equal to the fair market value of the Common Stock on the date of grant.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     No member of the Compensation Committee is a former or current officer or employee of the Company or any of its subsidiaries. To the Company's knowledge, there were no other relationships involving members of the Compensation Committee requiring disclosure in this section of this proxy statement.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     In March 2001, the Company entered into a credit agreement with Thermo Electron Corporation. The credit agreement provides for a one year, $20.0 million revolving credit facility. The facility bears interest at 2.75% above the prevailing LIBOR rate.

                                   MANAGEMENT

OFFICERS AND KEY EMPLOYEES

     The following table sets forth certain information concerning certain officers and key employees of the Company.

              NAME                 AGE                           POSITION
              ----                 ---                           --------
Patrick Edsell...................  52     Chairman, President and Chief Executive Officer
Leif A. Alexandersson............  48     Senior Vice President, Distribution Unit
George M. Balogh.................  49     Senior Vice President, Passive Telecommunications Group
Charles E. Chandler..............  47     Senior Vice President, Active Telecommunications Group
Shinan S. Sheng..................  50     Senior Vice President, Laser Group
Seth S. Halio....................  39     Vice President, Finance
Ken E. Johnson...................  42     Vice President, Human Resources
John A. Lucero...................  51     Vice President, Business Development

     Patrick L. Edsell has been Chairman, President and Chief Executive Officer of Spectra-Physics Lasers, Inc. since the Reorganization. Prior to the Reorganization, he served as the President of the Lasers and Optics Group since September 1990. From October 1986 until September 1990, Mr. Edsell was Vice President, Finance and Chief Financial Officer of Spectra-Physics AB and its predecessor Pharos AB.

     Leif A. Alexandersson has been Senior Vice President, Distribution Unit of Spectra-Physics Lasers, Inc. since September 2000 and the Vice President, Distribution from the Reorganization until September 2000. Prior to the Reorganization, Mr. Alexandersson served as Vice President, Distribution of the Lasers and Optics Group since March 1993. He joined the Lasers and Optics Group in March 1992 as Vice President for European Distribution. Mr. Alexandersson was President of Geotronics of North America, a construction instruments company and an affiliate of Spectra-Physics AB, from 1988 to 1992.

     George M. Balogh has been the Senior Vice President, Passive Telecommunications Group of Spectra-Physics Lasers, Inc. since September 2000. From the Reorganization until September 2000, he served as Vice President and General Manager of the Commercial Systems Group of Spectra-Physics Lasers, Inc. Prior to the Reorganization, Mr. Balogh served as Vice President and General Manager of the Commercial Systems Group for the Lasers and Optics Group since June 1991. He joined the Lasers and Optics Group in 1988 as Operations Manager.

     Charles E. Chandler has been Senior Vice President, Active Telecommunications Group of Spectra-Physics Lasers, Inc. since September 2000. From the Reorganization until September 2000, he served as Vice President and General Manager of the OEM business Unit of Spectra-Physics Lasers, Inc. Prior to the Reorganization, Mr. Chandler served as Vice President and General Manager of the OEM business Unit for the Lasers and Optics Group since January 1996. He joined the Lasers and Optics Group in July 1988 as Manufacturing Manager and served as OEM Engineering Manager for the three years prior to October 1995.

     Shinan S. Sheng has been Senior Vice President, Laser Group of Spectra-Physics Lasers, Inc. since September 2000. From the Reorganization until September 2000, he served as Vice President and General Manger of the Industrial and Scientific Lasers business unit of Spectra-Physics Lasers, Inc. Prior to the Reorganization, Dr. Sheng served as Vice President and General Manager of the Industrial and Scientific Laser business unit of the Lasers and Optics Group since April 1995. He joined the Lasers and Optics Group in 1979 and advanced from laser physicist through a number of management positions to his current position.

     Seth S. Halio has been Vice President, Finance of Spectra-Physics Lasers, Inc. since May 1999. Mr. Halio served as Controller of Spectra-Physics Lasers, Inc. from August 1997 to May 1999. From February 1997 to August 1997, he served as Corporate Controller of Digital Video Systems, Inc., a digital video technology company. Mr. Halio was the Director of Accounting and Finance of California Microwave, Inc., a wireless telecommunications equipment supplier, from 1994 to 1997.

     Ken E. Johnson has been Vice President, Human Resources for Spectra-Physics Lasers, Inc. since the Reorganization. Prior to the Reorganization, he served as the Vice President, Human Resources of the Lasers and Optics Group since September 1995. He joined the Lasers and Optics Group in July 1989 and served as Senior Human Resources Representative, Manger, Compensation and Benefits and Human Resources Manager prior to 1995.

     John A. Lucero has been the Vice President, Business Development since June 2000. Prior to that, Mr. Lucero served as Vice President of Marketing and Sales for the Perkin Elmer Optoelectronics strategic business unit, which specializes in optoelectronic products, from December 1998 to March 2000. Mr. Lucero held executive positions with ILC Technology, Inc., a manufacturer of specialty lighting, from 1994 to 1998, and was President of ILC Technology when it was acquired by Perkin Elmer in December 1998. In previous years, Mr. Lucero held senior management positions with Siemens' Crystal Technology Division, a manufacturer of optical crystals and devices for the photonics industry, Xerox, a manufacturer of electronic printers and scanning systems, and Coherent, Inc., a laser manufacturer for the photonics industry.

SUMMARY COMPENSATION OF NAMED EXECUTIVE OFFICERS

     The following table sets forth, for the years ended December 31, 2000, 1999, and 1998 certain information regarding the cash compensation paid by the Company, as well as certain other compensation paid or accrued for such fiscal years, to the Company's Chief Executive Officer and each of the four other most highly compensated officers of the Company (the "named executive officers"):

                           SUMMARY COMPENSATION TABLE

                                                                                        LONG TERM
                                                 ANNUAL COMPENSATION                  COMPENSATION
                                     --------------------------------------------    ---------------
                                                                                       SECURITIES
                                                                                       UNDERLYING
                                                                      ALL OTHER          OPTIONS
    NAME AND PRINCIPAL POSITION      YEAR     SALARY     BONUS(1)    COMPENSATION    (NO. OF SHARES)
    ---------------------------      ----    --------    --------    ------------    ---------------
Patrick L. Edsell..................  2000    $336,000         --       $47,848(2)        20,000(7)
  Chairman, President and            1999     319,239         --        48,594(2)        25,000(8)
  Chief Executive Officer            1998     300,000         --        76,504(2)            --
Leif A. Alexandersson..............  2000     221,591         --         9,411(3)         8,000(7)
  Senior Vice President,             1999     209,487         --         6,231(3)         5,000(8)
  Distribution Unit                  1998     201,118     20,500        22,388(3)            --
Shinan S. Sheng....................  2000     214,625         --         5,302(4)         8,000(7)
  Senior Vice President,             1999     199,053         --         5,410(4)         5,000(8)
  Laser Group                        1998     183,311     23,750        19,222(4)            --
George M. Balogh...................  2000     191,971         --         5,171(5)         8,000(7)
  Senior Vice President,             1999     185,742         --         5,175(5)         5,000(8)
  Passive Telecommunications Group   1998     174,944     18,000        27,443(5)            --
Charles E. Chandler................  2000     184,785         --         5,207(6)         8,000(7)
  Senior Vice President,             1999     169,980         --         5,067(6)         5,000(8)
  Active Telecommunications Group    1998     159,124     16,500        16,612(6)            --

---------------
(1) Cash bonuses earned in 1998, but paid in 1999.

(2) "All Other Compensation" for Mr. Edsell includes the following: (i) $6,300, $6,000, and $6,357 in 401(k) matching contributions made by the Company in 2000, 1999, and 1998, respectively, (ii) $25,482, $25,482, and $23,256 in annual payments for a Company-purchased automobile in each of 2000, 1999, and 1998, respectively, (iii) $2,250, $1,950, and $1,850 for preparation of federal and state income tax returns in 2000, 1999, and 1998, respectively,
    (iv) a $34,375 stay-on bonus paid in 1998 and (v) medical and other insurance benefits of $13,816, $15,162, and $10,666 received in 2000, 1999, and 1998, respectively.

(3) "All Other Compensation" for Mr. Alexandersson includes the following: (i) $6,216, $6,231, and $6,138 in 401(k) matching contributions made by the Company in 2000, 1999, and 1998, respectively, (ii) $3,195 for preparation of federal and state income tax returns in 2000, and (ii) a $16,250 stay-on bonus paid in 1998.

(4) "All Other Compensation" for Dr. Sheng includes the following: (i) $5,302, $5,410, $5,054 in 401(k) matching contributions made by the Company in 2000, 1999, and 1998, respectively, and (ii) a $14,168 stay-on bonus paid in 1998.

(5) "All Other Compensation" for Mr. Balogh includes the following: (i) $5,171, $5,175, and $5,447 in 401(k) matching contributions made by the Company in 2000, 1999, and 1998, respectively, (ii) a loan forgiveness of $7,828 for 1998, and (iv) a $14,168 stay-on bonus paid in 1998.

(6) "All Other Compensation" for Mr. Chandler includes the following: (i) $5,207, $5,067, and $4,111 in 401(k) matching contributions made by the Company in 2000, 1999, and 1998, respectively, and (ii) a $12,501 stay-on bonus paid in 1998.

(7) In 2000, the named executive officers were granted options to purchase common stock of the Company.

(8) In 1999, the named executive officers were granted options to purchase common stock of TIS. On June 30, 2000, as part of the merger of TIS into Thermo Electron, the options to purchase common stock of TIS held by the named executive officers were converted into options to purchase common stock of Thermo Electron at a ratio of 0.85.

STOCK OPTIONS

  Option Grants in 2000

     The following table sets forth information concerning individual grants of stock options made by the Company during 2000 to the named executive officers.

                                                                                           POTENTIAL
                                                                                       REALIZABLE VALUE
                                                           PERCENT OF                  OF ASSUMED ANNUAL
                                                             TOTAL                      RATES OF STOCK
                                             NUMBER OF      OPTIONS                   PRICE APPRECIATION
                                             SECURITIES    GRANTED TO    EXERCISE     FOR OPTION TERM(3)
                               EXPIRATION    UNDERLYING   EMPLOYEES IN   PRICE PER   ---------------------
            NAME                  DATE        OPTIONS     FISCAL YEAR      SHARE        5%         10%
            ----              ------------   ----------   ------------   ---------   --------   ----------
Patrick L. Edsell...........  May 23, 2010   20,000(1)        1.1%        $37.38     $470,000   $1,191,400
Leif A. Alexandersson.......  May 16, 2010    8,000(2)        0.5%         43.50      218,880      554,640
Shinan S. Sheng.............  May 16, 2010    8,000(2)        0.5%         43.50      218,880      554,640
George M. Balogh............  May 16, 2010    8,000(2)        0.5%         43.50      218,880      554,640
Charles E. Chandler.........  May 16, 2010    8,000(2)        0.5%         43.50      218,880      554,640

---------------
(1) These options vest 25% on May 23, 2001 and 2.08% at the end of each month thereafter.

(2) These options vest 25% on May 16, 2001 and 2.08% at the end of each month thereafter.

(3) The amounts shown in this table represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. These gains are based on assumed rates of stock appreciation of 5% and 10% compounded annually from the date the respective options were granted to their expiration date. The gains shown are net of the option exercise price, but do not include deductions for taxes or other expenses associated with the exercise. Actual gains, if any, on stock option exercises will depend on the future performance of the common stock of the granting company, the optionee's continued employment or service as a director through the option period and the date on which the options are exercised.

     The following table sets forth information concerning each exercise of Company options by the named executive officers during fiscal year 2000 and the value of unexercised Company options held by the named executive officers at the end of fiscal year 2000.

                             SHARES                    NUMBER OF SECURITIES            VALUE OF UNEXERCISED
                            ACQUIRED                  UNDERLYING UNEXERCISED         IN-THE-MONEY OPTIONS AT
                               ON        VALUE      OPTIONS AT FISCAL YEAR END           FISCAL YEAR-END
           NAME             EXERCISE    REALIZED    (EXERCISABLE/UNEXERCISABLE)   (EXERCISABLE/UNEXERCISABLE)(1)
           ----             --------   ----------   ---------------------------   ------------------------------
Patrick L. Edsell.........  125,000    $4,229,937         229,825/138,275              $3,504,831/1,803,694
Leif A. Alexandersson.....   25,000       842,125          81,447/ 43,483               1,242,067/  541,116
Shinan S. Sheng...........   25,000       840,250          81,447/ 43,483               1,242,067/  541,116
George M. Balogh..........   20,000       674,200          86,447/ 43,483               1,318,317/  541,116
Charles E. Chandler.......   25,000       840,250          81,447/ 43,483               1,242,067/  541,116

---------------
(1) Reflects net pre-tax amounts determined by subtracting the exercise price from $25.25 per share, the fair market value of the Common Stock at the end of fiscal year 2000.

     The following table sets forth information concerning each exercise of Thermo Electron options by the named executive officers during fiscal year 2000 and the value of unexercised Thermo Electron options held by the named executive officers at the end of fiscal year 2000.

                            SHARES                    NUMBER OF SECURITIES             VALUE OF UNEXERCISED
                           ACQUIRED                  UNDERLYING UNEXERCISED          IN-THE-MONEY OPTIONS AT
                              ON       VALUE       OPTIONS AT FISCAL YEAR END            FISCAL YEAR-END
          NAME             EXERCISE   REALIZED   (EXERCISABLE/UNEXERCISABLE)(1)   (EXERCISABLE/UNEXERCISABLE)(2)
          ----             --------   --------   ------------------------------   ------------------------------
Patrick L. Edsell........   10,625    $170,531              10,625/0                       $162,988/--
Leif A. Alexandersson....       --          --               4,250/0                         53,975/--
Shinan S. Sheng..........       --          --               4,250/0                         53,975/--
George M. Balogh.........       --          --               4,250/0                         53,975/--
Charles E. Chandler......       --          --               4,250/0                         53,975/--

---------------
(1) All of the options reported outstanding at the end of the fiscal year were immediately exercisable as of the end of the fiscal year. In all cases, the shares acquired upon exercise of the options reported in the table are subject to repurchase by Thermo Electron at the exercise price if the optionee ceases to be employed by the Company, Thermo Electron or another Thermo Electron company. Thermo Electron may exercise its repurchase rights within six months after the termination of the optionee's employment. The repurchase rights lapse ratably over a two-year period with a five year option term, provided that the optionee continues to be employed by the Company, Thermo Electron or another Thermo Electron company. Thermo Electron may permit the holders of options to exercise options and to satisfy tax withholding obligations by surrendering shares equal in fair market value to the exercise price or withholding obligation.

(2) Reflects net pre-tax amounts determined by subtracting the exercise price from $29.75 per share, the fair market value of the Thermo Electron common stock at the end of fiscal year 2000.

OTHER FORMS OF COMPENSATION

  Employment Contracts

     The Company is a party to an employment agreement with Patrick L. Edsell dated January 1, 1998 that provides for the full-time employment of Mr. Edsell as the Company's President and Chief Executive Officer. The agreement had an initial term of one year and provides for continuing automatic one-year extensions until the agreement is terminated by either the Company or Mr. Edsell. Mr. Edsell's agreement provides for an annual salary of $300,000, or such greater amount as may be approved by the Company's Board of Directors, as well as other benefits. Mr. Edsell is eligible to receive a cash bonus award based upon the extent to which the Company attains all or portions of certain goals established by the Board of Directors prior to each calendar year. A non-competition provision requires, from the date of the agreement until the expiration of an eighteen month period following the date on which Mr. Edsell's term of employment terminates, that Mr. Edsell not engage (as a stockholder, with some exceptions, or as an officer, director, employee or otherwise) in any business that competes directly or indirectly with the Company. The Company may terminate Mr. Edsell's employment at any time with or without cause or upon the death or disability of Mr. Edsell. If Mr. Edsell's employment is terminated by the Company without cause, the agreement requires the Company to pay to Mr.
Edsell: (1) an amount equal to the monthly salary he would have received had he remained an employee for eighteen additional months, (ii) a cash bonus award equal to one and a half times the cash bonus Mr. Edsell would have received had he remained an employee of the Company and the Company had performed at plan, and (iii) an out placement benefit not to exceed $30,000; provided, however, that Mr. Edsell has the option of accepting the amounts due under (i) and (ii) in a lump sum payment. If Mr. Edsell elects to receive the payments in eighteen monthly installments, he is entitled to participate, at the Company's expense and during those eighteen months, in any health and welfare benefits that he was entitled to participate in prior to termination.

  1997 Spectra-Physics Lasers, Inc. Stock Option Plan

     In connection with its initial public offering in 1997, the Company adopted the 1997 Spectra-Physics Lasers, Inc. Stock Option Plan, which provides for the granting of non-qualified stock options ("1997 Options") to certain officers, key employees and non-employee directors of the Company. The 1997 Stock Option Plan is administered by the Compensation Committee. The aggregate maximum number of shares of Common Stock available for awards under the 1997 Stock Option Plan is 2,309,721 shares, subject to adjustment to reflect changes in the Company's capitalization. No awards can be made under the 1997 Stock Option Plan more than 10 years after the date it was adopted.

     The exercise price of the 1997 Options are determined by the Compensation Committee in its discretion, provided that the exercise price must be at least 100% of the fair market value of a share of Common Stock on the date the 1997 Option is granted. A 1997 Option's term shall not exceed ten years from the date of grant. No 1997 Option may be exercised sooner than six months from the date of grant.

     Concurrent with the Company's initial public offering, the Company granted options to certain officers, directors and employees of the Company to purchase an aggregate of 2,087,145 shares of the Common Stock under the 1997 Stock Option Plan at the initial public offering price of $10.00 per share. Mr. Edsell was granted options to purchase 473,100 shares, and Messrs. Alexandersson, Balogh, Sheng and Chandler were each granted options to purchase 141,930 shares. These options vested 25% upon the first anniversary of the December 11, 1987 grant date and vest 6.25% at the end of each three-month period thereafter. These 1997 Options may not be exercised following termination of the grantee's employment with the Company, except that in the event that a grantee's employment terminates due to death, disability or retirement, options held by such grantee or his estate shall be exercisable, to the extent vested at the time of termination of employment, for a period of three months after termination of employment. These 1997 Options expire 10 years from the grant date.

  2000 Spectra-Physics Lasers, Inc. Stock Incentive Plan

     During fiscal year 2000, the Company adopted the 2000 Spectra-Physics Lasers, Inc. Stock Incentive Plan, which provides for the granting of incentive stock options, non-qualified stock options, stock appreciation rights and restricted stock to certain officers, directors and employees of the Company and its subsidiaries and affiliates and others. The 2000 Stock Incentive Plan is administered by a committee of two or more non-employee directors appointed by the Company's Board of Directors (the "2000 Plan Committee"), which determines the persons to whom awards are granted, the type of awards granted to each person and the terms and conditions of any such awards. Awards under the 2000 Stock Incentive Plan are evidenced by award agreements, which specify the terms and conditions applicable to each award.

     The aggregate maximum number of shares of Common Stock available for awards under the 2000 Stock Incentive Plan is 2,500,000 shares, subject to adjustment to reflect changes in the Company's capitalization. The total number of shares for which awards may be granted to any one employee during a calendar year under the 2000 Stock Incentive Plan is limited to 1,000,000 shares of Common Stock. The 2000 Stock Incentive Plan will remain in effect until ten years (10) from the date of its adoption, unless earlier terminated by the Board of Directors.

     The exercise price of any options granted under the 2000 Stock Incentive Plan (the "2000 Options") is determined by the 2000 Plan Committee in its discretion, provided that the exercise price must be at least 100% of the fair market value of a share of Common Stock on the date the 2000 Option is granted. A 2000 Option's term shall not exceed ten years from the date of the grant. 2000 Options will be exercisable at such times as the 2000 Plan Committee determines.

     The 2000 Plan Committee may grant stock appreciation rights exercisable at such times and subject to such conditions or restrictions as it may determine. Upon exercise of a stock appreciation right by a grantee, the grantee is entitled to receive the excess of the fair market value of one share of Common Stock on the date of exercise over the fair market value of one share of Common Stock on the date of the grant. The payment may be made in cash or shares of Common Stock, or a combination of the two, as determined by the 2000 Plan Committee.

     Restricted stock granted under the 2000 Stock Incentive Plan may be subject to a vesting schedule and such other terms and conditions as the 2000 Plan Committee may impose. Shares of restricted stock granted under the 2000 Stock Incentive Plan are evidenced by stock certificates, which are held by the Company, and the 2000 Plan Committee may, in its discretion, grant voting and dividend rights with respect to such shares. The 2000 Plan Committee generally has the right to waive any vesting requirements or to accelerate the vesting of restricted stock.

     If a grantee under the 2000 Stock Incentive Plan ceases to provide services to the Company, a subsidiary or an affiliate, any unvested restricted stock award to the grantee shall be forfeited, unless the 2000 Plan Committee determines otherwise, and any unexercised 2000 Options or stock appreciation rights are exercisable only for the period of time determined by the 2000 Plan Committee in accordance with the 2000 Stock Incentive Plan.

  Spectra-Physics Lasers, Inc. Savings Plus Plan

     The Company's Savings Plus Plan (the "401(k) Plan"), as amended, is a savings and retirement plan intended to satisfy the tax qualification requirements of Sections 401(a), 401(k) and 401(m) of the Internal Revenue Code of 1986, as amended (the "Code"). Subject to certain terms and conditions of the 401(k) Plan, substantially all of the Company's employees are eligible to participate in the 401(k) Plan on the first day of the month coinciding with or next following such employee's first day of employment. Eligible employees may contribute to the 401(k) Plan up to 15% of their compensation on a pre-tax basis and up to 5% of their compensation on an after-tax basis, subject to certain limitations in the Code.

     The Company, in its discretion, may (i) make contributions to the 401(k) Plan each year that match in whole or in part the pre-tax contributions that employees make to the 401(k) Plan, (ii) make profit sharing contributions each year and (iii) allocate those profit sharing contributions to employees in equal amounts to each employee or in a proportionate amount based on the employee's compensation for the year in relation to all of the employees' compensation for that year. All Company and employee contributions to the 401(k) Plan are fully vested and nonforfeitable at all times. Contributions to the 401(k) Plan are allocated to individual accounts for each employee, and employees may direct the investment of their accounts into various investment funds. The trustee of the 401(k) Plan is Fidelity Management Trust Company.

  Executive Incentive Plan

     The Company's Executive Incentive Plan provides certain officers of the Company with annual incentive cash bonus awards based on achievement of certain pre-established quantitative and qualitative goals. The goals of the Executive Incentive Plan are to reward executives for superior performance and for exceeding the Company's predetermined financial and business goals. To be eligible under the Executive Incentive Plan, a participant must be a full-time regular employee on the date of payment.

  Employee Bonus Plan

     The Company's Employee Bonus Plan provides all employees of the Company, other than employees entitled to participate in the Executive Incentive Plan, with annual incentive cash bonus awards based on overall Company profitability. The goal of the Employee Bonus Plan is to provide a financial incentive for employees to achieve the Company's financial goals.

                         STOCKHOLDER RETURN PERFORMANCE

     The following graph compares the percentage change in cumulative total stockholder return on the Company's Common Stock against the cumulative total return of the Nasdaq Composite Index and the JP Morgan H&Q Technology Index from December 12, 1997, the first trading date on which the Company's Common Stock was registered under Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Company previously compared the total stockholder return on the Company's Common Stock against the Technology sub-component of the Nations Banc Montgomery Securities Growth Stock Index 500 (the "Montgomery Technology Index"). In 2000, the Company chose to compare the total stockholder return on the Company's Common Stock to the JP Morgan H&Q Technology Index, rather than the Montgomery Technology Index, because the Company had been informed that the Montgomery Technology Index was no longer maintained. Cumulative total return to stockholders is measured by dividing (x) the sum of (i) total dividends for the period (assuming dividend reinvestment) plus (ii) per-share price change for the period by (y) the share price at the beginning of the period. The graph is based on an investment of $100 at the market close on December 12, 1997 in the Common Stock and in each index.

                        COMPARISON OF TOTAL RETURN AMONG
               SPECTRA-PHYSICS LASERS, INC., THE NASDAQ COMPOSITE
                  INDEX AND THE JP MORGAN H&Q TECHNOLOGY INDEX

                                                     SPECTRA-PHYSICS            NASDAQ COMPOSITE              JP MORGAN H&Q
                                                      LASERS, INC.                    INDEX                 TECHNOLOGY INDEX
                                                     ---------------            ----------------            ----------------
12/12/97                                                 100.00                      100.00                      100.00
12/31/97                                                 125.00                      102.20                      103.99
12/31/98                                                  95.00                      142.70                      161.60
12/31/99                                                 280.00                      264.83                      360.25
12/29/00                                                 252.50                      160.78                      242.49

                                   PROPOSAL 2

      AMEND CERTIFICATE OF INCORPORATION TO CHANGE THE NAME OF THE COMPANY

     The Board of Directors unanimously recommends an amendment to the Company's Restated Certificate of Incorporation to change the Company's name from "Spectra-Physics Lasers, Inc." to "Spectra-Physics, Inc." If the amendment is approved by the stockholders, Article I of the Company's Restated Certificate of Incorporation would be amended to read as follows:

          "1. Name. The name of the Corporation is Spectra-Physics, Inc."

     In the judgment of the Board of Directors, the change of the corporate name is desirable in order to better describe the Company's business.

     Stockholders will not be required to surrender or exchange any stock certificates of the Company that they currently hold.

     In accordance with the Delaware General Corporation Law and the Company's Restated Certificate of Incorporation, approval of the name change amendment requires the affirmative vote of a majority of the outstanding shares of Common Stock entitled to vote on this proposal. If approved, the Company will amend its Restated Certificate of Incorporation as provided above, which amendment will be effective upon filing with the Delaware Secretary of State.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE PROPOSAL TO AMEND THE COMPANY'S RESTATED CERTIFICATE OF INCORPORATION TO CHANGE ITS CORPORATE NAME. PROXIES WILL BE SO VOTED UNLESS STOCKHOLDERS SPECIFY OTHERWISE ON THEIR PROXY CARDS.

                            INDEPENDENT ACCOUNTANTS

     Since July 30, 1999, the Company has retained Arthur Andersen LLP as its independent accountants and it intends to retain Arthur Andersen LLP for the current year ending December 31, 2001. Representatives of Arthur Andersen LLP are expected to be present at the Annual Meeting, and such representatives will have an opportunity at the Annual Meeting to make a statement if they desire to do so and will be available to respond to appropriate questions.

     On July 30, 1999, the Company dismissed PricewaterhouseCoopers LLP as its independent accountants. Upon the recommendation of the Company's Audit Committee, the Company's Board of Directors approved the decision to change independent accountants. The reports of PricewaterhouseCoopers LLP on the financial statements for periods from January 1, 1999 through July 30, 1999 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. In connection with its audit for the periods from January 1, 1999 through July 30, 1999, there were no disagreements with PricewaterhouseCoopers LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of PricewaterhouseCoopers LLP would have caused them to make reference thereto in their report on the financial statements for such year. During the period from January 1, 1999 through July 30, 1999, there were no reportable events.

     During the period from January 1, 1999 through July 30, 1999, the Company did not consult with Arthur Andersen LLP regarding (i) either the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company's financial statements, and in which either a written report was provided to the Company or oral advice was provided that Arthur Andersen LLP concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement or a reportable event.

AUDIT FEES

     The aggregate fees billed by Arthur Andersen LLP for professional services rendered for the audit of the Company's annual financial statements for the fiscal year ended December 31, 2000 and for reviews of the financial statements included in the Company's Quarterly Reports on Form 10-Q for fiscal year 2000 were $241,000.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

     The aggregate fees billed by Arthur Andersen LLP for professional services rendered for information technology services relating to financial information systems design and implementation for the fiscal year 2000 were $665,000.

ALL OTHER FEES

     The aggregate fees billed by Arthur Andersen LLP for services rendered to the Company, other than services described above under "Audit Fees" and "Financial Information Systems Design and Implementation Fees" for the fiscal year 2000 were $226,300.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires the Company's directors and executive officers, and persons who own more than 10% of a registered class of the Company's equity securities (the "10% Stockholders") to file reports of ownership and changes in ownership of Common Stock and other equity securities of the Company with the Securities and Exchange Commission (the "SEC") and the Nasdaq National Market. Officers, directors and 10% Stockholders are required by SEC regulation to furnish the Company with copies of all forms they file under
Section 16(a). Based solely on its review of the copies of such forms received by it, the Company believes that during the fiscal year 2000, its officers, directors and 10% Stockholders complied with all applicable Section 16(a) filing requirements.

                           2002 STOCKHOLDER PROPOSALS

     In the event that a stockholder desires to have a proposal included in the proxy statement and form of proxy for the Annual Meeting of Stockholders to be held in 2002, the proposal must be received by the Company in writing on or before December 6, 2001, by certified mail, return receipt requested, and must comply in all respects with applicable rules and regulations of the Securities and Exchange Commission, the laws of the State of Delaware and the Bylaws of the Company relating to such inclusion. If a stockholder desires to present a proposal at the Annual Meeting of Stockholders to be held in 2002 and the proposal is not intended to be included in the proxy statement and form of proxy for such meeting, the stockholder must give advance written notice to the Company prior to the deadline as determined by the Company's Bylaws. According to the Company's Bylaws, the stockholder must provide written notice to the Secretary of the Company and such notice must be received by the Company after February 15, 2002 and before March 16, 2002. With respect to a stockholder proposal that is not included in the 2002 proxy statement and form of proxy but which properly comes before the 2002 meeting, if the Company does not receive notice of such proposal, by certified mail, return receipt requested, on or before February 20, 2002, then the proxy solicited by the Board of Directors of the Company for the 2002 meeting may confer discretionary authority with respect to such proposal. Stockholder proposals may be mailed to the Vice President, Finance, Spectra-Physics Lasers, Inc., 1335 Terra Bella Avenue, Mountain View, California 94043.

                           ANNUAL REPORT ON FORM 10-K

     A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR ITS FISCAL YEAR ENDED DECEMBER 31, 2000 ACCOMPANIES THIS PROXY STATEMENT, BUT IS NOT IN-

CORPORATED AS PART OF THE PROXY STATEMENT AS IT IS NOT TO BE REGARDED AS PART OF THE PROXY SOLICITATION MATERIAL.

                                 OTHER BUSINESS

     The Company is not aware of any other business to be presented at the 2001 Annual Meeting of Stockholders. If any other matter should properly come before the Annual Meeting, however, the enclosed proxy confers discretionary authority with respect thereto.

                                          By Order of the Board of Directors,

                                          /s/ Seth S. Halio

                                          Seth S. Halio
                                          Vice President, Finance

Dated: April 12, 2001
Mountain View, California

                                   APPENDIX A

                          SPECTRA-PHYSICS LASERS, INC.

                            AUDIT COMMITTEE CHARTER

OBJECTIVE OF THE AUDIT COMMITTEE

     The Audit Committee is appointed by the Board to assist the Board in monitoring (1) the integrity of the financial statements of the Company, (2) the compliance by the Company with legal and regulatory requirements and (3) the independence and performance of the Company's internal and external auditors.

COMPOSITION

     It is the intent of the Company that the Audit Committee be composed of at least three directors who are "independent" as that term is defined in the NASD Manual & Notices to Members, and who meet the financial literacy and competency standards set forth in the NASD Manual & Notices to Members. These standards shall be met by June 14, 2001. Until such date, the Audit Committee shall continue as currently composed. The members of the Audit Committee shall be appointed by the Board.

DUTIES AND RESPONSIBILITIES

     The Audit Committee shall have the authority to retain special legal, accounting or other consultants to advise the Committee. The Audit Committee may request any officer or employee of the Company or the Company's outside counsel or independent auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

     The Audit Committee shall make regular reports to the Board.

     The Audit Committee shall:

          1. Review and reassess the adequacy of this Charter annually and submit it to the Board for approval.

          2. Review the annual audited financial statements with management, including major issues regarding accounting and auditing principles and practices as well as the adequacy of internal controls that could significantly affect the Company's financial statements.

          3. Review analyses prepared by management and the independent auditor of significant financial reporting issues and judgments made in connection with the preparation of the Company's financial statements.

          4. Review with management and the independent auditor the Company's quarterly financial statements prior to the release of quarterly earnings.

          5. Meet periodically with management to review the Company's major financial risk exposures and the steps management has taken to monitor and control such exposures.

          6. Review major changes to the Company's auditing and accounting principles and practices as suggested by the independent auditor, internal auditors or management.

          7. Recommend to the Board the appointment of the independent auditor, which firm is ultimately accountable to the Audit Committee and the Board.

          8. Approve the fees to be paid to the independent auditor.

          9. Receive periodic reports from the independent auditor regarding the auditor's independence, including, a formal written statement delineating all relationships between the auditors and the Company consistent with Independence Standards Board Standard 1, discuss such reports with the auditor, and if so determined by the Audit Committee, recommend that the Board take appropriate action to insure the independence of the auditor.

          10. Evaluate the performance of the independent auditor and, if so determined by the Audit Committee, recommend that the Board replace the independent auditor.

          11. Review the significant reports to management prepared by the internal auditing department and management's responses.

          12. Meet with the independent auditor prior to the audit to review the planning and staffing of the audit.

          13. Obtain reports from management, the Company's senior internal auditing executive and the independent auditor that the Company's subsidiary/foreign affiliated entities are in conformity with applicable legal requirements.

          14. Discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit.

          15. Review the proposed plan of internal audit coverage and determine that such plan is properly coordinated with the independent auditor.

          16. Review with the independent auditor any problems or difficulties the auditor may have encountered and any management letter provided by the auditor and the Company's response to that letter. Such review should include:

             (a) Any difficulties encountered in the course of the audit work, including any restrictions on the scope of activities or access to required information.

             (b) Any changes required in the planned scope of the internal audit.

             (c) The internal audit department responsibilities, budget and staffing.

          17. Prepare the report required by the rules of the Securities and Exchange Commission to be included in the Company's annual proxy statement.

          18. Advise the Board with respect to the Company's policies and procedures regarding compliance with applicable laws and regulations.

          19. Review with the Company's General Counsel legal matters that may have a material impact on the financial statements, the Company's compliance policies and any material reports or inquiries received from regulators or governmental agencies.

          20. Meet at least annually with the chief financial officer, the senior internal auditing executive and the independent auditor in separate executive sessions.

     While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditor. Nor is it the duty of the Audit Committee to conduct investigations, to resolve disagreements, if any, between management and the independent auditor or to assure compliance with laws and regulations.

                          SPECTRA-PHYSICS LASERS, INC.

                    PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 16, 2001

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

     KNOW ALL MEN BY THESE PRESENTS, that the undersigned stockholder of SPECTRA-PHYSICS LASERS, INC., a Delaware corporation, does hereby constitute and appoint Patrick L. Edsell and Seth S. Halio, or any one of them, with full power to act alone and to designate substitutes, the true and lawful attorneys and proxies of the undersigned for and in the name and stead of the undersigned, to vote all shares of Common Stock of SPECTRA-PHYSICS LASERS, INC., which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders to be held at the offices of Spectra-Physics Lasers, Inc., 1335 Terra Bella Avenue, Mountain View, California 94043 on Wednesday, May 16, 2001, at 11:00 a.m., local time, and at any and all adjournments and postponements thereof, as follows:

-----------                                                          -----------
SEE REVERSE                                                          SEE REVERSE
   SIDE            CONTINUED AND TO BE SIGNED ON REVERSE SIDE           SIDE
-----------                                                          -----------

[X]  PLEASE MARK
     VOTES AS IN
     THIS EXAMPLE.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1 AND 2.

1.  ELECTION OF DIRECTORS
    NOMINEES: (01) Patrick L. Edsell, (02) Marijn E. Dekkers,
              (03) Denis A. Helm, (04) Lawrence C. Karlson,
              (05) Earl R. Lewis, (06) Polyvios C. Vintiadis

VOTE FOR ALL NOMINEES       [ ]              [ ]  WITHHELD
(EXCEPT THOSE FOR WHICH                           FOR ALL
AUTHORITY IS WITHHELD BELOW)                      NOMINEES

[ ]
   ---------------------------------------------------------
   To withhold authority to vote for one or more nominee(s), write the name(s) of the nominee(s) above.

                                                           FOR  AGAINST  ABSTAIN
2.  AMENDMENT OF THE CERTIFICATE OF INCORPORATION TO       [ ]    [ ]      [ ]
    CHANGE THE NAME OF THE COMPANY

3.  OTHER MATTERS
    In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting or at any adjournments thereof.

                                      MARK HERE    [ ]           MARK HERE   [ ]
                                      FOR ADDRESS                IF YOU PLAN
                                      CHANGE AND                 TO ATTEND
                                      NOTE AT LEFT               THE MEETING

                              THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR ITEMS 1 AND 2 AND WILL GRANT DISCRETIONARY AUTHORITY PURSUANT TO ITEM 3.

                              NOTE: PLEASE DATE THIS PROXY, SIGN YOUR NAME
                              EXACTLY AS IT APPEARS HEREON, AND RETURN PROMPTLY USING THE ENCLOSED POSTAGE-PAID ENVELOPE. JOINT OWNERS SHOULD EACH SIGN. WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH.


Signature:                                                  Date:
          -------------------------------------------------      ---------------

Signature:                                                  Date:
          -------------------------------------------------      ---------------